Exhibit 99.1

Nuvve Provides Third Quarter 2024
Financial Update
Investor Conference Call to be Held Today at 5:00 PM Eastern Time (2:00 PM PT)

SAN DIEGO, November 12, 2024 /PRNewswire/— Nuvve Holding Corp. (“Nuvve”, “we”, the “Company”) (Nasdaq: NVVE), a green energy technology company that provides a globally-available, commercial vehicle-to-grid (V2G) technology platform that enables electric vehicle (EV) batteries to store and resell unused energy back to the local electric grid and provides other grid services, today provided a third quarter 2024 update.
 Third Quarter Highlights and Recent Developments

•Launched first V2G-capable electric school bus deployment in New Mexico
•Unveiled groundbreaking AC V2G technology at Exelon event in Delaware with our proprietary AC bi-directional charger
•Partnered with WISE EV to create convenient public EV charging station infrastructure in select markets
•Increased megawatts under management by 16.3% to 29.2 megawatts as of September 30, 2024 from 25.1 megawatts as of December 31, 2023
•Reduced operating expenses excluding cost of sales by $5.9 million in third quarter 2024 to $2.8 million compared to the third quarter 2023

Management Discussion

Gregory Poilasne, Chief Executive Officer of Nuvve, said, “Though third quarter of 2024 has remained a challenging quarter, the delays we have seen in the first and second quarters of 2024 are finally going away. Our tight controls over expenses and improved operating efficiencies helped our liquidity and financial performance this quarter. We are expecting the improvements in revenues that materialized during the third quarter of 2024 to continue into the fourth quarter of 2024.”

2024 Third Quarter Financial Review

Total revenue was $1.92 million for the three months ended September 30, 2024, compared to $2.71 million for the three months ended September 30, 2023, a decrease of $0.79 million, or 29.3%. The decrease was primarily attributable to a $1.23 million decrease in products revenue due to lower customers sales orders and shipments, partially offset by $0.4 million, increase in services revenue, and an increase in grants of $0.04 million. Products and services revenue for the three months ended September 30, 2024, consisted of DC and AC Chargers of $0.54 million, grid services revenue of $0.15 million, and engineering services of $1.11 million driven by management fees earned for a certain V2G project management.
Cost of products and services revenue for the three months ended September 30, 2024, decreased by $1.5 million to $0.9 million, or 61.8% compared to $2.4 million for the three months ended September 30, 2023 due to lower customers sales orders and shipments. Products and services margin increased by 40.2% to 49.3% for the three months ended September 30, 2024, compared to 9.0% in the same prior year period. Margin benefited from a lower mix of hardware charging stations’ sales and a higher mix of engineering services in the current quarter compared with the third quarter of 2023.
Selling, general and administrative expenses consist of selling, marketing, advertising, payroll, administrative, legal, finance, and professional expenses. Selling, general and administrative expenses were $2.1 million for the three months ended September 30, 2024, as compared to $6.5 million for the three months ended September 30, 2023, a decrease of $4.4 million, or 67.2%.
The decrease during the three months ended September 30, 2024 was primarily attributable to decreases in compensation expenses of $3.9 million, including share-based compensation, decreases in legal fees expenses of $0.6 million, and decreases in bad debt expenses of $0.1 million, partially offset by increases in software subscriptions expenses of $0.2 million.
Research and development expenses decreased by $1.6 million, or 69.0%, from $2.3 million for the three months ended September 30, 2023 to $0.7 million for the three months ended September 30, 2024. The decrease during the three months ended September 30, 2024 was primarily attributable to decreases in compensation expenses and subcontractor expenses used to advance our platform functionality and integration with more vehicles.
Other income, net consists primarily of interest expense, change in fair value of warrants liability and derivative liability, and other income (expense). Other income, net increased by $0.06 million from $0.13 million of other income for the three months ended September 30, 2023, to $0.19 million in other income for the three months ended September 30, 2024. The increase during the three months ended September 30, 2024 was primarily attributable to the change in fair value of the warrants liability, sublease income related to the subleasing of part of our main office space, and interest expense on debt obligations.
Net loss decreased by $6.7 million, or 80.2%, from $8.3 million for the three months ended September 30, 2023, to $1.6 million for the three months ended September 30, 2024. The decrease in net loss was primarily due to an increase in other income of $0.1 million, and a decrease in operating expenses of $7.4 million, which includes a decrease in cost of product and services of $1.5 million, and a decrease in revenue of $0.8 million, for the above aforementioned reasons.
Net Income (Loss) Attributable to Non-Controlling Interest
Net loss attributable to non-controlling interest was zero for the three months ended September 30, 2024 compared to net income attributable to non-controlling interest of $0.01 million for the three months ended September 30, 2023.
Stonepeak and Evolve conditional capital contribution commitments expired on August 4, 2024. On October 15, 2024, we, Stonepeak, and Evolve entered into Sale Agreement, pursuant to which Stonepeak and Evolve sold their combined 49% membership interest in Levo to us for a de minimis price. As a result, we became the 100% owner of Levo.

Megawatts Under Management

Megawatts under management refers to the potential available charging capacity Nuvve is currently managing around the world.

Conference Call Details
The Company will hold a conference call to review its financial results for the third quarter of 2024, along with other Company developments, at 5:00 PM Eastern Time (2:00 PM PT) today, Tuesday, November 12, 2024.
To participate, please register for and listen via a live webcast, which is available in the ‘Events’ section under the ‘News & Events’ tab of Nuvve’s investor relations website at https://investors.nuvve.com/. In addition, a replay of the call will be made available for future access.
About Nuvve Holding Corp.
Nuvve Holding Corp. (Nasdaq: NVVE) is leading the electrification of the planet, beginning with transportation, through its intelligent energy platform. Combining the world’s most advanced vehicle-to-grid (V2G) technology and an ecosystem of electrification partners, Nuvve dynamically manages power among electric vehicle (EV) batteries and the grid to deliver new value to EV owners, accelerate the adoption of EVs, and support the world’s transition to clean energy. By transforming EVs into mobile energy storage assets and networking battery capacity to support shifting energy needs, Nuvve is making the grid more resilient, enhancing sustainable transportation, and supporting energy equity in an electrified world. Since its founding in 2010, Nuvve has successfully deployed V2G on five continents and offers turnkey electrification solutions for fleets of all types. Nuvve is headquartered in San Diego, California, and can be found online at nuvve.com.

Nuvve and associated logos are among the trademarks of Nuvve and/or its affiliates in the United States, certain other countries and/or the European Union. Any other trademarks or trade names mentioned are the property of their respective owners.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as "may," "will," "expects," "believes," "aims," "anticipates," "plans," "looking forward to," "estimates," "projects," "assumes," "guides," "targets," "forecasts," "continue," "seeks" or the negatives of such terms or other variations on such terms or comparable terminology, although not all forward-looking statements contain such identifying words. Forward-looking statements include, but are not limited to, statements concerning Nuvve’s expectations, plans, intentions, strategies, prospects, business plans, product and service offerings, new deployments, potential project successes, expected timing of recently announced projects, anticipated growth of various business areas and other statements that are not historical facts. Nuvve cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Nuvve. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Some of these risks and uncertainties can be found in Nuvve’s most recent Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC). Copies of these filings are available online at www.sec.gov, https://investors.nuvve.com or on request from Nuvve. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Nuvve’s filings with the SEC. Such forward-looking statements speak only as of the date made, and Nuvve disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this press release are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this press release.
Nuvve Investor Contact
investorrelations@nuvve.com
+1 (619) 483-3448

Nuvve Press Contacts
press@nuvve.com
+1 (619) 483-3448

FINANCIAL TABLES FOLLOW
 NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS(Unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets
Cash	$325,245	$1,534,660
Restricted cash	480,000	480,000
Accounts receivable, net	1,668,538	1,724,899
Inventories	5,658,741	5,889,453
Prepaid expenses	636,825	994,719
Deferred costs - current	899,594	1,145,608
Other current assets	731,496	751,412
Total current assets	10,400,439	12,520,751
Property and equipment, net	671,197	766,264
Intangible assets, net	1,097,625	1,202,203
Investment in equity securities	670,951	670,951
Investment in leases	104,186	112,255
Right-of-use operating lease assets	4,624,783	4,839,526
Deferred costs - noncurrent	748,353	521,994
Financing receivables	—	288,872
Security deposit, long-term	17,613	27,690
Total assets	$18,335,147	$20,950,506

Liabilities and Equity
Current liabilities
Accounts payable	$2,184,455	$1,694,325
Accrued expenses	3,251,493	4,632,101
Deferred revenue - current	243,731	697,105
Debt - term loan	902,242	—
Due to related party - promissory notes - current	1,501,821	—
Operating lease liabilities - current	971,631	856,250
Other liabilities	7,279	105,141
Total current liabilities	9,062,652	7,984,922
Operating lease liabilities - noncurrent	4,391,413	4,646,383
Due to related party - promissory notes - noncurrent	100,000	—
Deferred revenue - noncurrent	721,050	332,951
Warrants liability	914,841	4,621
Derivative liability - non-controlling redeemable preferred shares	—	309,728
Other long-term liabilities	140,204	681,438
Total liabilities	15,330,160	13,960,043

Commitments and Contingencies
Mezzanine equity
Redeemable non-controlling interests, preferred shares, zero par value, 1,000,000 shares authorized, 0 shares issued and outstanding at September 30, 2024 and 3,138 shares issued and outstanding at December 31, 2023; aggregate liquidation preference of $0 and $3,750,201 at September 30, 2024 and December 31, 2023, respectively	—	4,193,629
Class D Incentive units, zero par value, 1,000,000 units authorized; 0 units issued and outstanding at September 30, 2024 and 50,000 units issued and outstanding a December 31, 2023, respectively	—	216,229
Stockholders’ equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; zero shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 874,949 and 124,659 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	6,406	5,927
Additional paid-in capital	163,468,322	155,615,962
Accumulated other comprehensive income	74,146	93,676
Accumulated deficit	(160,543,887)	(148,240,859)
Nuvve Holding Corp. Stockholders’ Equity	3,004,987	7,474,706
Non-controlling interests	—	(4,894,101)
Total stockholders’ (deficit) equity	3,004,987	2,580,605
Total Equity	3,004,987	6,990,463
Total Liabilities and Equity	$18,335,147	$20,950,506

  NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue
Products	$543,834	$1,772,532	$1,389,495	$4,748,141
Services	1,265,499	866,477	1,786,937	1,720,262
Grants	108,885	73,563	323,722	219,082
Total revenue	1,918,218	2,712,572	3,500,154	6,687,485
Operating expenses
Cost of products	409,390	2,314,854	1,002,964	5,037,756
Cost of services	508,697	86,371	1,027,282	775,489
Selling, general, and administrative	2,126,681	6,481,759	12,544,563	18,751,119
Research and development	710,291	2,292,908	3,773,435	6,780,211
Total operating expenses	3,755,059	11,175,892	18,348,244	31,344,575

Operating loss	(1,836,841)	(8,463,320)	(14,848,090)	(24,657,090)
Other income (expense)
Interest (expense) income, net	(242,468)	16,213	(222,720)	105,194
Change in fair value of warrants liability	329,990	214,573	2,642,424	144,609
Change in fair value of derivative liability	—	67,366	(3,626)	73,585
Other, net	99,476	(168,177)	104,417	356,155
Total other income, net	186,998	129,975	2,520,495	679,543
Loss before taxes	(1,649,843)	(8,333,345)	(12,327,595)	(23,977,547)
Income tax expense	—	—	—	—
Net loss	$(1,649,843)	$(8,333,345)	$(12,327,595)	$(23,977,547)
Less: Net (loss) income attributable to non-controlling interests	—	8,285	—	23,039
Net loss attributable to Nuvve Holding Corp.	$(1,649,843)	$(8,341,630)	$(12,327,595)	$(24,000,586)
Less: Preferred dividends on redeemable non-controlling interests	—	72,092	—	212,062
Less: Accretion on redeemable non-controlling interests preferred shares	—	161,466	—	484,398
Net loss attributable to Nuvve Holding Corp. common stockholders	$(1,649,843)	$(8,575,188)	$(12,327,595)	$(24,697,046)

Net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	$(2.47)	$(10.66)	$(21.72)	$(35.07)

Weighted-average shares used in computing net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	666,894	804,775	567,486	704,310

  NUVVE HOLDING CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(1,649,843)	$(8,333,345)	$(12,327,595)	$(23,977,547)
Other comprehensive (loss) income, net of taxes
Foreign currency translation adjustments, net of taxes	$2,214	$18,124	$(19,530)	$28,357
Total comprehensive loss	$(1,647,629)	$(8,315,221)	$(12,347,125)	$(23,949,190)
Less: Comprehensive income (loss) attributable to non-controlling interests	$—	$8,285	$—	$23,039
Comprehensive loss attributable to Nuvve Holding Corp.	$(1,647,629)	$(8,323,506)	$(12,347,125)	$(23,972,229)
Less: Preferred dividends on redeemable non-controlling interests	$—	$(72,092)	$—	$(212,062)
Less: Accretion on redeemable non-controlling interests preferred shares	—	(161,466)	—	(484,398)
Comprehensive loss attributable to Nuvve Holding Corp. common stockholders	$(1,647,629)	$(8,089,948)	$(12,347,125)	$(23,275,769)

  NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Operating activities
Net loss	$(12,327,595)	$(23,977,547)
Adjustments to reconcile to net loss to net cash used in operating activities
Depreciation and amortization	254,275	237,043
Stock-based compensation	1,991,884	3,197,471
Loss on disposal of asset	—	(1,088)
Amortization of discount on debt and promissory notes	24,167	—
Change in fair value of warrants liability	(2,642,424)	(144,609)
Change in fair value of derivative liability	3,626	(73,585)
Warrants issuance costs	305,065	—
Gains from sale of investments in equity securities	—	(325,155)
Noncash lease expense	223,892	355,133
Change in operating assets and liabilities
Accounts receivable	56,361	(1,547,575)
Inventory	230,712	4,717,894
Prepaid expenses and other assets	728,999	304,031
Accounts payable	490,130	(705,658)
Due to customers	—	9,830,000
Accrued expenses and other liabilities	(1,524,707)	2,056,210
Deferred revenue	(57,207)	(122,797)
Net cash used in operating activities	(12,242,822)	(6,200,232)
Investing activities
Purchase of property and equipment	(54,630)	(199,877)
Proceeds from sale of investments in equity securities	—	1,325,155
Net cash (used) provided in investing activities	(54,630)	1,125,278
Financing activities
Proceeds from exercise of warrants	173,027	—
Proceeds from debt and promissory notes obligations	2,565,500	—
Repayment of debt and promissory notes obligations	(161,929)	—
Proceeds from Direct Offering of common stock, net of issuance costs	—	2,347,192
Proceeds from common stock offering, net of issuance costs	8,516,741	884,586
Payment of finance lease obligations	(7,816)	(5,375)
Net cash provided in financing activities	11,085,523	3,226,403
Effect of exchange rate on cash	2,514	(40,699)
Net decrease in cash and restricted cash	(1,209,415)	(1,889,250)
Cash and restricted cash at beginning of year	2,014,660	16,233,896
Cash and restricted cash at end of period	$805,245	$14,344,646

Supplemental Disclosure of cash information:
Cash paid for interest	$193,322	$—